Exhibit 99.1

Pineapple Financial Inc. Responds to NYSE

Commencement of Proceedings to Delist

May 19, 2025 4:00 PM EDT | Source: Pineapple Financial Inc.

Toronto, Ontario--(Newsfile Corp. - May 19, 2025) - Pineapple Financial (OTC Pink: PAPLF) announced today that it is working on certain curative actions to regain compliance to maintain its listing and appeal the NYSE’s determination to delist its common shares to the Listings Qualifications Panel of the Exchange. The Company’s common shares will be suspended from trading on the NYSE American during this time. The NYSE Regulation commenced delisting proceedings in connection with its determination and announced on May 14, 2025, that the Company is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the bid price falling under $.10.

Our stock price was impacted due to the spread of false and malicious information. This misinformation caused an immediate and significant impact on the stock price, which prompted the NYSE to halt trading.

We want to make it abundantly clear that this incident does not reflect the true state of Pineapple Financial, nor does it affect our operations in any way. Our business remains strong, and we continue to make significant strides towards our goals of profitability and technological innovation. The management team and Board of Directors are fully committed to resolving this matter swiftly and are working closely with the NYSE and regulators to ensure trading is resumed as soon as possible. A reverse stock split, ratified by the Board, is anticipated to resolve the situation, with a special shareholder meeting scheduled for June.

While we understand the concerns that this situation has raised, we are confident that this is a temporary challenge. We remain focused on our business growth, advancing our technology, and delivering long-term value for our shareholders. Our commitment to building a stronger, more resilient Pineapple Financial has never wavered.

We would like to take a moment to express our sincere gratitude to our shareholders for their continued trust and support during this time. Your belief in Pineapple Financial is invaluable, and we are confident that we will emerge from this stronger than before. We will continue to keep you informed every step of the way and appreciate your patience as we work through this matter.

Thank you for your unwavering support.

About Pineapple

Pineapple is an award-winning fintech and leading Canadian mortgage brokerage network, focusing on both the long-term success of agents and brokers as well as the overall experience of homeowners. With hundreds of brokers within the network, Pineapple creates cutting-edge cloud-based tools and AI-driven systems to enable its brokers to help Canadians realize their dream of owning a home. Pineapple is active within the community and is proud to sponsor charities across Canada to improve the lives of fellow Canadians.

Follow us on social media:

Instagram: @pineapplemortgage @empoweredbypineapple

Facebook: Pineapple Mortgage

LinkedIn: Pineapple Mortgage

Safe Harbor Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. They are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and economic needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure that such expectations will be correct. The Company cautions investors that actual results may differ materially from the anticipated results. It encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov.

Media Contact:

For media inquiries, please contact Shubha Dasgupta, Chief Executive Officer, at Pineapple.

Email: shubha@gopineapple.com

Related Links:

https://gopineapple.com

http://empoweredbypineapple.com

Investor Relations Contact:

For investor relations inquiries, please contact Pineapple Financial Inc.

ir@gopineapple.com